UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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 Evolution Petroleum Corporation
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1155 Dairy Ashford, Suite 425
Houston, Texas 77079

Dear Evolution Stockholders:
You are cordially invited to attend the 2020 annual meeting of stockholders of Evolution Petroleum Corporation (the "Company," "we," "our," or "us"). The 2020 annual meeting will be held at the Company's offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, commencing at 10:00 a.m. Central Time, on Wednesday, December 9, 2020. If you plan to attend, please notify our Corporate Secretary, David Joe, at (713) 935-0122.
COVID-19 NOTICE: In light of the public health emergency associated with the COVID-19 pandemic, the Company recommends that stockholders refrain from attending the annual meeting in person and, instead, vote by proxy, by mail, by telephone, or on the internet. The Company will limit attendees as required by the restrictions implemented by the State of Texas, Harris County, and the City of Houston at the time of the annual meeting.
The notice of the annual meeting of stockholders and the proxy statement on the following pages cover the formal business of the annual meeting, which includes four items to be voted on by our stockholders.
If your shares are held in "street name" in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors, the amendment of the Company's 2016 Equity Incentive Plan, or the advisory vote to approve executive compensation, your shares will not be voted on these matters.
At the annual meeting, I will also report on the Company's current operations and will be available to respond to questions from stockholders. Recording devices will not be permitted in the annual meeting.
We are providing access to our proxy materials over the internet. We are mailing to our stockholders in street name a notice of internet availability of proxy materials (the “notice and access”) instead of a paper copy of our proxy statement, a proxy card and our 2020 annual report. The notice and access contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe the notice and access process will provide you with the information you need in a timely manner, lower the costs and reduce the environmental impact of our annual meeting.
Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker or bank as a nominee or agent), even if you plan to attend the annual meeting. However, as stated in the COVID-19 Notice, your ability to attend the 2020 annual meeting may be limited, and this may affect your ability to revoke your proxy and vote in person. Additional information is further explained in the proxy statement under "How Can I Vote?"
Thank you for your interest in Evolution Petroleum Corporation.

Sincerely,
/s/ ROBERT S. HERLIN Robert S. Herlin Chairman of the Board

Houston, Texas
October 28, 2020

1155 Dairy Ashford, Suite 425
Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 9, 2020

To the Stockholders of Evolution Petroleum Corporation:
You are hereby notified that the 2020 annual meeting of stockholders (the "annual meeting") of Evolution Petroleum Corporation, a Nevada corporation (the "Company"), will be held on Wednesday, December 9, 2020, commencing at 10:00 a.m. Central Time, at the Company's principal executive offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. The annual meeting will be held for the following purposes:
1)to elect four directors to our Board of Directors, each to serve until the 2021 annual meeting of stockholders or until their successor is elected and qualified;
2)to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021;
3)to approve an amendment to the Company's 2016 Equity Incentive Plan to increase the number of shares available for issuance by 2,500,000 shares;
4)to approve, on an advisory basis, the compensation paid to our named executive officers; and
5)to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
Only those stockholders of record at the close of business on October 16, 2020 are entitled to notice of, and to vote at the annual meeting or any postponement or adjournment thereof, notwithstanding the transfer of any shares after such date. If you were a stockholder at the close of business on October 16, 2020, you are entitled to vote.
        Whether or not you expect to attend the annual meeting, we ask that you sign and return your proxy card, or vote on the internet, as promptly as possible to ensure that your shares will be represented. If you attend the annual meeting, you may withdraw any previously submitted proxy card and vote your shares in person. However, as described in the COVID-19 Notice below, your ability to attend the 2020 annual meeting of stockholders in person may be limited by the Company’s adherence to restrictions in place at the time of the meeting, or any adjournment, established by the State of Texas, Harris County, and the City of Houston, and the Company's precautions. For more information, please see the COVID-19 notice included in these materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2020:
The notice of annual meeting of stockholders, proxy statement and proxy card, and our annual report on Form 10-K for the fiscal year ended June 30, 2020, are available on the website, www.proxyvote.com. They are also available on the Company's website, www.evolutionpetroleum.com. From the homepage, you can link through the "Investors" page to the "Proxy Materials" page. Directions to attend the annual meeting and vote in person are also available on our website. From the homepage, you can link to "Contact" where you will find a link to a map to our Houston office.

By Order of the Board of Directors,
/s/ David Joe David Joe Senior Vice President, Chief Financial Officer & Treasurer
Houston, Texas
October 28, 2020

COVID-19 NOTICE

In light of the public health emergency associated with the COVID-19 pandemic, the Company recommends that stockholders refrain from attending the annual meeting in person and, instead, vote by proxy, by mail, by telephone, or on the internet. The Company will limit attendees as required by the restrictions implemented by the State of Texas, Harris County, and the City of Houston at the time of the meeting. Further restrictions with regard to the annual meeting may be implemented by the Company as required in accordance with applicable laws and to comply with public health restrictions. At the annual meeting, the Company may adopt screening or other measures for identifying COVID-19 symptoms or risk factors as may be recommended or required by applicable health authorities. These measures may include requiring registered stockholders or duly appointed proxy holders still wishing to attend the annual meeting in person to sign a confirmation letter at the annual meeting that they do not have a confirmed case of COVID-19 or have had close contact with a confirmed case of COVID-19, they are not experiencing cold or flu-like symptoms, including fever, cough, difficulty breathing, muscle aches, fatigue, headache, sore throat or runny nose, and that they have not travelled out of the United States for a period of two weeks preceding the meeting date. The Company reserves the right to refuse admission to a stockholder or proxy holders seeking to attend the annual meeting if the Company believes the stockholder or proxy holder poses a health risk to attendees at the annual meeting or that admission to the annual meeting would otherwise breach public health restrictions. In addition, any attendees will be required to practice social distancing at the meeting and may be required to wear a face covering.

As the COVID-19 outbreak continues to be a rapidly evolving situation, and in light of changing public health restrictions and recommendations related to COVID-19, there may be changes to the date, time and location of the annual meeting, or the Company may adjourn or postpone the annual meeting. The Company will continue to monitor and review state, federal, and local governmental guidance in order to assess and implement measures to reduce the risk of spreading the virus at the meeting. Any such changes will be communicated by news release which will also be made available on EDGAR at www.sec.gov.

WE STRONGLY ENCOURAGE ALL STOCKHOLDERS TO VOTE BY PROXY RATHER THAN ATTENDING THE ANNUAL MEETING IN PERSON.

1155 Dairy Ashford, Suite 425
Houston, Texas 77079
(713) 935-0122
_______________________________________
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
December 9, 2020

This proxy statement accompanies the notice of the annual meeting of stockholders (the "annual meeting") of Evolution Petroleum Corporation, a Nevada corporation (hereinafter, "us", "we", "our" or the "Company"), in connection with the solicitation of proxies by and on behalf of our Board of Directors (the "Board") for use at our annual meeting to be held at 10:00 a.m., Central Time, at our Company's principal executive offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, on December 9, 2020, and at any postponement or adjournment thereof.
The Company's annual report for the fiscal year ended June 30, 2020 is being mailed to stockholders with the mailing of the notice of annual meeting of stockholders and proxy statement. This proxy statement and the accompanying proxy card are first being sent to our stockholders on or about October 30, 2020.
The solicitation of proxies by the Board of Directors will be conducted primarily by mail. As the Company's transfer agent, Continental Stock Transfer & Trust ("CST") assists in the solicitation of proxies in connection with the annual meeting. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, email, or facsimile communication. These officers, directors and employees will not receive any compensation for these services. The Company will reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common stock of the Company. The costs of solicitation will be borne by the Company.
COVID-19 NOTICE
In light of the public health emergency associated with the COVID-19 pandemic, the Company recommends that all stockholders refrain from attending the annual meeting in person and, instead, vote by proxy, by mail, by telephone, or on the internet. The Company will limit attendees as required by the restrictions implemented by the State of Texas, Harris County, and the City of Houston at the time of the annual meeting. Further restrictions with regard to the meeting may be implemented by the Company as required in accordance with applicable laws and to comply with public health restrictions. At the annual meeting, the Company may adopt screening or other measures for identifying COVID-19 symptoms or risk factors as may be recommended or required by applicable health authorities. These measures may include requiring registered stockholders or duly appointed proxy holders still wishing to attend the annual meeting in person to sign a confirmation letter at the annual meeting that they do not have a confirmed case of COVID-19 or have had close contact with a confirmed case of COVID-19, they are not experiencing cold or flu-like symptoms, including fever, cough, difficulty breathing, muscle aches, fatigue, headache, sore throat or runny nose, and that they have not travelled out of the United States for a period of two weeks preceding the annual meeting date. The Company reserves the right to refuse admission to a stockholder or proxy holder seeking to attend the annual meeting if the Company believes the stockholder or proxy holder poses a health risk to attendees at the meeting or that admission to the meeting would otherwise breach public health restrictions. In addition, any attendees will be required to practice social distancing at the annual meeting and may be required to a wear face covering.
As the COVID-19 outbreak continues to be a rapidly evolving situation, and in light of changing public health restrictions and recommendations related to COVID-19, there may be changes to the date, time and location of the meeting, or the Company may adjourn or postpone the annual meeting. The Company will continue to monitor and review state, federal, and local governmental guidance in order to assess and implement measures to reduce the risk of spreading the virus at the annual meeting. Any such changes will be communicated by news release which will be made available on EDGAR at www.sec.gov.

WE STRONGLY ENCOURAGE ALL STOCKHOLDERS TO VOTE BY PROXY RATHER THAN ATTENDING THE ANNUAL MEETING IN PERSON.
What is the purpose of the 2020 annual meeting?
At the annual meeting, stockholders will act upon the matters outlined in the attached notice and described in detail in this proxy statement, which are:
1)to elect four directors to our Board of Directors, each to serve until the 2021 annual meeting of stockholders or until their successor is elected and qualified;
2)to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021;
3)to approve the amendment to the Company's 2016 Equity Incentive Plan to increase the number of shares available for issuance by 2,500,000 shares;
4)to approve, on an advisory basis, the compensation paid to our named executive officers; and
5)to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
In addition, Company management will report on our performance during the fiscal year ended June 30, 2020, which we refer to as fiscal year 2020, and respond to questions from stockholders.
Although the Board does not anticipate that any other matters will come before the annual meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the annual meeting.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year, instead of a full set of proxy materials?
In accordance with rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the Company’s proxy materials to stockholders, we may furnish proxy materials to the Company’s stockholders on the internet by providing a notice of internet availability of proxy materials (the “notice of internet availability”) to stockholders when the materials are available on the internet. The Company intends to commence its distribution of the notice of internet availability to street name stockholders on or about October 30, 2020. Stockholders receiving a notice of internet availability by mail will not receive a printed copy of these proxy materials, unless they request it. Instead, the notice of internet availability will instruct stockholders as to how they may access and review proxy materials on the internet. Stockholders who receive a notice of internet availability by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included on the notice of internet availability.
Who is entitled to vote at the annual meeting?
Only stockholders of record at the close of business on October 16, 2020 (the "record date") will be entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof.
How can I Vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record (i.e., your shares are registered directly in your name, as opposed to being held in a stock brokerage account or by a bank or other nominee), you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You may also use telephone or internet voting procedures. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the annual meeting or any adjournment thereof as specified therein by the person giving the proxy; however, if no specification is made, the shares represented by proxy will be voted as recommended by our Board of Directors, to the extent permitted by law.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in the "street name" of the entity holding your shares.
As a beneficial owner, you have the right to instruct or direct your broker or nominee how to vote and you are also invited to attend the annual meeting. However, since you are not the stockholder of record (record holder) you may not vote these shares in person at the annual meeting unless you obtained a signed proxy from the record holder giving you the right to vote these shares.
If you hold your shares in "street name", you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority.
There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote your shares unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the annual meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
Your broker is not able to vote on your behalf for the election of directors, the non-binding advisory vote on say-on-pay of our named executive officers or the vote on the amendment to the Company's 2016 Equity Incentive Plan to increase the number of shares available for issuance by 2,500,000 shares, without specific voting instructions from you.
How Can I Revoke My Proxy or Change My Vote?
Even if you have submitted a proxy, or given your broker, bank or other agent voting instructions, you have the power to revoke your proxy or change your voting instructions at any time before the annual meeting. Stockholders of record may revoke their proxy prior to its exercise by delivering written notice of revocation to our Corporate Secretary at 1155 Dairy Ashford, Suite 425 Houston, Texas 77079, by executing a later-dated proxy, or by attending the annual meeting and voting in person. If your shares are held by your broker or bank as a nominee or agent (such as in your brokerage account), you may change your vote by following the instructions provided by your broker or bank. You may also change your vote by voting in person at the annual meeting if you have obtained a valid proxy from your broker, bank, or other agent to vote your shares at the annual meeting.
What are the voting rights of the holders of our common stock?
Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the annual meeting.
With regard to the election of directors, the Company has adopted a majority voting policy whereby any of the four (4) nominees receiving the majority of votes cast will be elected provided a quorum is present. Any nominee who does not receive at least a majority of the votes cast with respect to his election shall tender his resignation to the Board, whereupon, the Board in its sole discretion can accept such resignation within 60 days. If the Board does not accept such resignation, the director will continue to serve as a member of the Board of Directors.
On each other matter to be presented, the affirmative vote of a majority of the shares represented at the annual meeting in person or by proxy and entitled to vote will be necessary to approve the matter.
Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast, and therefore will have no effect on the outcome of the matters presented at the annual meeting.
What constitutes a quorum?
Our bylaws provide that the presence, in person or by proxy, of the holders of a majority of outstanding shares of our common stock at our annual meeting shall constitute a quorum.
For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include broker non-votes will also be counted as shares present for purposes of establishing a quorum. On the record date, there were 32,953,837 shares of our common stock issued and outstanding and such shares are the only shares entitled to vote at the annual meeting.

How will COVID-19 impact the Annual Meeting?
In light of the public health emergency associated with the COVID-19 pandemic, the Company recommends that stockholders refrain from attending the annual meeting in person and, instead, vote by proxy, by mail, by telephone, or on the internet. The Company will limit attendees as required by the restrictions implemented by the State of Texas, Harris County, and the City of Houston at the time of the annual meeting. Further restrictions with regard to the annual meeting may be implemented by the Company as required in accordance with applicable laws and to comply with public health restrictions. At the meeting, the Company may adopt screening or other measures for identifying COVID-19 symptoms or risk factors as may be recommended or required by applicable health authorities. These measures may include requiring registered stockholders or duly appointed proxy holders still wishing to attend the annual meeting in person to sign a confirmation letter at the annual meeting that they do not have a confirmed case of COVID-19 or have had close contact with a confirmed case of COVID-19, they are not experiencing cold or flu-like symptoms, including fever, cough, difficulty breathing, muscle aches, fatigue, headache, sore throat or runny nose, and that they have not travelled out of the United States for a period of two weeks preceding the annual meeting date. The Company reserves the right to refuse admission to a stockholder or proxy holder seeking to attend the annual meeting if the Company believes the stockholder or proxy holder poses a health risk to attendees at the annual meeting or that admission to the annual meeting would otherwise breach public health restrictions. In addition, any attendees will be required to practice social distancing at the annual meeting and may be required to wear a face covering.
As the COVID-19 outbreak continues to be a rapidly evolving situation, and in light of changing public health restrictions and recommendations related to COVID-19, there may be changes to the date, time and location of the annual meeting, or the Company may adjourn or postpone the annual meeting. The Company will continue to monitor and review state, federal, and local governmental guidance in order to assess and implement measures to reduce the risk of spreading the virus at the annual meeting. Any such changes will be communicated by news release which will be made available under the Company’s profile on EDGAR at www.sec.gov.
What are the Board's recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations, as well as a description of the proposals in this proxy statement, are summarized as follows. The Board unanimously recommends that you vote:
•FOR the election of each of the four directors named in this proxy statement, to serve until our 2021 annual meeting of stockholders, or until their successor is elected and qualified;

•FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021;

•FOR the approval of the amendment to the Company's 2016 Equity Incentive Plan to increase the number of shares available for issuance by 2,500,000 shares; and

•FOR the approval of, on a non-binding advisory basis, the compensation of our named executive officers disclosed in the compensation discussion and analysis, the summary compensation table and other related compensation tables, notes and narratives in this proxy statement for the Company's 2020 annual meeting of stockholders.
The proxy holders will vote in their discretion with respect to any other matter that may properly come before the annual meeting.

Proxies
If your proxy card is executed, returned timely and not revoked, the shares represented thereby will be voted at the annual meeting and at any postponement or adjournment thereof in accordance with the instructions indicated on such proxy. If no instructions are indicated on the proxy card, the official proxies will vote "FOR" the proposals described in this proxy statement, and "FOR" to any other matters properly brought before the annual meeting or any postponement or adjournment thereof, in the sole discretion of the proxy holders.
A stockholder of record who has returned a proxy card may revoke it at any time prior to its exercise at the annual meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to Evolution Petroleum Corporation a duly executed proxy bearing a later date, or (iii) appearing at the annual meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425 Houston, Texas 77079, Attention: Corporate Secretary.
What are the Company's Governance Practices and Policies?
See the detailed discussion under the heading "Corporate Governance".

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors
Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The minimum number of directors is set forth in the Company's bylaws, and may be increased by a majority vote of the Board. On October 26, 2020, Marran H. Ogilvie informed the Company that she will not stand for re-election as a director when her term expires at the Company’s annual meeting of stockholders to be held in December 2020. Ms. Ogilvie has chosen not to stand for re-election as a director in order to pursue other opportunities. The Company will not nominate another candidate at this time, but may appoint a replacement at a future date. Ms. Ogilvie’s decision not to stand for re-election was not the result of any disagreement with the Company. Assuming the presence of a quorum, a majority of the votes cast in person or by proxy at the annual meeting is required for the election of each director.
Director Nominees
Four of the nominees are currently serving as directors of the Company and are standing for re-election. We have determined of the incumbent directors, Messrs. DiPaolo, Dozier and Loyd are "independent" directors as defined in the listing standards of the NYSE American. Mr. Herlin was determined to not be "independent" due to his service as interim CEO for one month longer than the allowed twelve months prior to the hiring of Mr. Brown in July 2019. There are no familial relationships between any of our directors and executive officers.
As discussed in more detail under the heading "Nominating and Corporate Governance Committee" in this proxy statement, the Board considers qualifications and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Nominating and Corporate Governance Committee review the particular experiences, qualifications, attributes or skills of each of the nominees. The nominees for director are:

Robert S. Herlin, age 65, the founder of our Company, has been a director since the Company's inception in September 2003, has served as Chairman of the Board of Directors since January 2009, and is a member of the Investment Committee. He served as the Company's interim Chief Executive Officer from June 1, 2018 to July 10, 2019. He held the title of Chief Executive Officer from 2003 until December 2015 and the title of President from 2003 through September 2014. Mr. Herlin has over 30 years of experience in engineering, energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Mr. Herlin currently serves as director, chair of the audit committee and compensation committee member for Enservco Corporation, a publicly traded company specializing in well enhancement and fluids logistics for E&P operators in the U.S., as a director of Well Lift, Inc., a privately held company partially owned by our Company that applies the GARP® artificial lift technology developed by the Company, and serves as CEO of Distributed Power Solutions, Inc., a new venture focused on developing new technology in small gas turbine power generators.
Mr. Herlin also served on the Board of Directors of Boots and Coots, Inc., and oil field services company, from 2003 until its sale to Halliburton Company in September 2010.  Mr. Herlin is the President and owner of AVL Resources, LLC, a privately held investment company. Prior to 2003, Mr. Herlin served in various officer capacities for upstream and midstream oil and gas and telecom companies, both private and public. Mr. Herlin served on the Engineering Advisory Board for the Brown School of Engineering at Rice University and the Centennial Council for Chemical and BioMolecular Engineering. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and earned an MBA from Harvard University. We believe Mr. Herlin's executive leadership of our Company since its founding, extensive oil and gas industry experience, multi-functional expertise, education and his Board of Director service to public companies qualifies Mr. Herlin to serve on our Board.

Edward J. DiPaolo, age 67, has served as a director for Evolution since 2004. He currently serves as our Lead independent director, Chairman of our Nominating and Corporate Governance Committee, and as a member of our Audit and Compensation Committees. Mr. DiPaolo has been a Senior Advisor at Duff & Phelps Securities, LLC since 2011. Prior to that, he was an Energy Partner at Growth Capital Partners, L.P. for eight years following his 27 years at Halliburton Company, where he last served as Group Senior Vice President of Global Business Development. Mr. DiPaolo currently serves on several private company boards. He previously served as Chairman of the Board for Seventy Seven Energy, Inc. prior to its sale to Patterson-UTI Energy, Inc.; as a director for Willbros Group Inc.; as a director and interim Chairman of the Board of Directors of Boots and Coots, Inc. prior to its sale to Halliburton; as a director of Superior Well Services, Inc. prior to its sale to Nabors Industries, Inc.; and as a director of Inncore Subsurface Technologies prior to its sale to BJ Services Company.

Mr. DiPaolo received his undergraduate degree in Agricultural Engineering in 1976 and a honorary Doctorate Degree from West Virginia University in 2013. He previously served on the Advisory Board for West Virginia University College of Engineering. We believe Mr. DiPaolo's extensive experience in oilfield service, corporate advisory roles, education and Executive and Board of Director service to public and private companies qualifies Mr. DiPaolo to serve on our Board, his assigned committees and as our lead independent director.

William E. Dozier, age 68, has served as a director for Evolution since 2005. Mr. Dozier has over 40 years of oil & gas industry experience. He is the Chairman of the Compensation Committee, member of the Audit Committee, Investment Committee and sole member of the Transition Services Committee from June 1, 2018 until July 10, 2019. Since 2005, Mr. Dozier has been President of Extex Consulting, Inc., an independent oil and gas consulting firm. From 1992 to 2005, Mr. Dozier served as Senior Vice President of Operations, and later as Senior Vice President for Business Development, for Vintage Petroleum, a large publicly traded global independent oil and gas company acquired by Occidental Petroleum. From 1983 to 1992, he was Manager of Operations Engineering for Santa Fe Minerals, a privately held E&P Company. Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas of the United States.

From May 2009 to July 2011, Mr. Dozier served on the Board of Directors of CAMAC Energy, Inc. (formerly Pacific Asia Petroleum, Inc.) Mr. Dozier has previously served on several private and charitable boards. Mr. Dozier served on the External AdvisoryCommittee for The University of Texas Cockrell School of Engineering Department of Petroleum and Geosystems Engineering. He is a Registered Petroleum Engineer in the State of Texas with a B.S. in Petroleum Engineering from The University of Texas at Austin and is a member of the National Association of Corporate Directors. We believe Mr. Dozier's extensive experience in oil and gas exploration and development, education and Executive and Board of Director service to public companies qualifies Mr. Dozier to serve on our Board and his assigned committees.

Kelly W. Loyd, age 47, has served as a director of Evolution since 2008. He currently serves as Chairman of the Investment Committee, and as a member of our Compensation and Nominating and Corporate Governance Committees. Since 2004, Mr. Loyd has been employed by JVL Advisors, LLC, a private energy investment company that owns approximately 4% of our common shares. From 2001 to 2004, Mr. Loyd was an associate in the energy corporate finance investment banking group at RBC Capital Markets and Howard Frazier Barker Elliot. Previously, Mr. Loyd served as a founder and controller of L.A.B. Sports and Entertainment, a sports/entertainment promotion and production company, a Managing Partner of Tigre Leasing, L.L.P, a commercial real estate company focused on the purchase/sale of resort properties, and as an analyst in Jefferies and Company, Inc.'s energy corporate finance investment banking group. Mr. Loyd received a B.S. in Economics with Finance Applications from Southern Methodist University and earned an MBA from Rice University. We believe Mr. Loyd's extensive experience in energy investment banking and his education qualifies Mr. Loyd to serve on our Board and his assigned committees.

    We believe that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.
        The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of each of the director nominees listed above.

PROPOSAL 2
PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING JUNE 30, 2021
The Audit Committee of our Board of Directors has appointed the firm of Moss Adams LLP as the Company's independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 30, 2021.
We are not required to seek stockholder approval for the appointment of our independent registered public accountant; however, the Audit Committee and the Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
The Company has invited a representative from Moss Adams LLP to be present at the 2020 annual meeting. In the event that a representative of Moss Adams LLP is present at the annual meeting, they will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Audit Fees
The aggregate fees billed to us by our independent registered public accounting firm, Moss Adams LLP, for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-K for fiscal years ending June 30, 2020 and 2019 were as follows:

	2020	2019
Audit Fees	$216,535	$155,999
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees we paid Moss Adams LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K, including, to the extent applicable, professional services rendered in connection with the audit of internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in our Form 10-Q's and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements. "Audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
All audit fees were pre-approved by our Audit Committee Chairman. We had no non-audit-related fees in fiscal year 2020 or 2019.
The Audit Committee has considered the compatibility of the non-audit services provided by Moss Adams LLP, if any, to the firm's continued independence and has concluded that its independence is not compromised.
Pre-Approval of Services by External Auditor
The Audit Committee has a Pre-Approval Policy with respect to services which may be performed by the independent auditor. This policy lists specific audit, audit-related, and tax services as well as any other services that the independent auditor is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairman, to whom such authority has been conditionally delegated, prior to engagement. During fiscal year 2020, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were requested of or approved by the Audit Committee.
 The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2021.

Audit Committee Report
The management of Evolution Petroleum Corporation has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures. The Company's independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to our Board of Directors with respect to its findings.
In order to fulfill its monitoring and oversight duties, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2020 with both management and the independent registered public accounting firm, Moss Adams LLP, matters related to Section 404 of the Sarbanes-Oxley Act of 2002, and the matters required to be discussed by the statement on Auditing Standards No. 61 (Communications with Audit Committees), as superseded by the Public Company Accounting Oversight Board in Auditing Standard No. 16. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526 regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.
The Audit Committee discussed with the independent auditors and the independent internal auditing consultant the overall scope and plans for the audit. It met with the independent auditors, with and without management, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.
Based on the forgoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal 2020 be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2020 for filing with the Securities and Exchange Commission. The Board of Directors unanimously approved such inclusion.
Respectfully submitted by the Audit Committee,
Ms. Marran H. Ogilvie, Chairman
Mr. Edward J. DiPaolo
Mr. William E. Dozier

PROPOSAL 3
APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2016 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve an amendment (the “Amendment”) to the Evolution Petroleum Corporation 2016 Equity Incentive Plan (as amended from time to time, the “Plan”), which amends the Plan to allocate an additional 2,500,000 shares for awards under the Plan. A copy of the Amendment is attached to this Proxy Statement as Appendix A, and the discussion in this proposal is qualified in its entirety by the full text of the Amendment.

On October 22, 2020 the Board of Directors approved and adopted the Amendment, subject to stockholder approval. Currently, the Plan provides that the maximum number of shares available for issuance pursuant to awards issued thereunder is 1,100,000 shares of our common stock of which 390,489 shares are available for future grants as of the date hereof. If the stockholders do not approve the Amendment, the amendments proposed will not become effective, the Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the Plan. Because certain of our directors and executive officers may be eligible to receive awards under the Plan, such directors and executive officers may be considered to have an interest in this proposal, but no such awards are determinable at this time.

Background and Summary of the Amendment

The Board of Directors believes that equity incentive grants are vital to our Company’s success and our stockholders, as they play an important role in our ability to attract and retain key management, align a significant percentage of our executives’ compensation to her or his performance, as well as ours, and generate in our executives and other management a strategic long-term interest in our performance.

The Amendment will make an additional 2,500,000 shares available for grant under the Plan. Under the terms of the Plan as amended by the Amendment, the shares available for issuance may be used for all types of awards. The proposed increase in shares available for issuance under the Plan as amended by the Amendment (over the existing number of shares available under the Plan) has been reviewed and approved by the Board of Directors for the purpose of providing long-term incentives to management and staff that are driven by performance and multi-year retention in addition to providing for any increase in staffing associated with potential acquisitions and the stock-based portion of annual compensation to directors. In the process, the Board of Directors determined that the existing number of shares available for issuance under the Plan was insufficient to meet our ongoing needs to provide long-term incentive grants on an ongoing and regular basis to motivate, reward and retain key employees who create stockholder value. The increase will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success.

Material Terms of the Plan

The following is a summary of the material terms of the Plan. This summary is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Proxy Statement as Appendix A and the full text of the Plan, which is incorporated by reference to Appendix A to the Company’s Proxy Statement filed on DEFA 14A on December 1, 2016.

Eligible Participants. Eligible reward recipients under the Plan are employees, consultants and directors of our Company and its affiliates and such other individuals designated by the plan administrator who are reasonably expected to become employees, consultants and directors after the receipt of awards. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors.

Administration. The Plan will be administered by the Board of Directors or a committee of the Board of Directors. The Board of Directors has appointed and delegated authority to our Compensation Committee to act as plan administrator of the Plan. Among other responsibilities, the plan administrator selects participants from among the eligible individuals, determines the number of shares that will be subject to each award, prescribes the terms and conditions of each award, including the exercise price and medium of payment and vesting provisions, and to specify the provisions of the award agreements relating to such grants. The Board of Directors may amend or terminate the Plan at any time. Amendments will not be effective without stockholder approval to the extent stockholder approval is necessary to satisfy applicable law or stock exchange requirements. Unless terminated earlier, the Plan will terminate on the tenth anniversary on the date the stockholders approved the Plan.

The plan administrator may also delegate its authority to one or more of our officers with respect to awards that do not involve officers or insiders under Section 16 of the Exchange Act.

Shares Available for Awards. If this proposal is approved, the aggregate number of shares, of our common stock reserved for issuance for awards under the Plan, as amended by the Amendment will be 3,600,000 shares of common stock. Shares subject to an award that is canceled, forfeited or expires prior to exercise or realization will not become available for re-issuance under the Plan. No participant shall be granted, during any one year period, options to purchase common stock and stock appreciation rights with respect to more than 330,000 shares of common stock in the aggregate or any other awards with respect to more than 165,000 shares in the aggregate. If an award is to be settled in cash, the number of shares on which the award is based shall not count toward this individual share limit.

Types of Awards. Incentives under the Plan may be granted in any one or a combination of the following forms: incentive stock options and non-statutory stock options, stock appreciation rights, or SARs, restricted stock awards and restricted stock unit awards, performance share awards, performance cash awards, and other forms of incentives valued in whole or in part by reference to, or otherwise based on, our common stock, including the appreciation in value thereof.

Stock Options. Non-qualified and incentive stock options may be granted to eligible participants to purchase shares of common stock from the Company. The Plan confers on the plan administrator the discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option, provided that the purchase price shall be not less than the fair market value of the common stock subject to the option on the date of grant. Unless otherwise provided in an award agreement, each option will vest and become exercisable in annual installments over a four-year period beginning on the date of grant. The fair market value may be based on the closing price of the common stock as quoted on its principal exchange or market, or on such other method of determining the fair market value of a share of common stock that complies with the requirements of Section 409A of the Code. Stock options may be subject to other terms and conditions (which may be based on performance or other criteria) deemed appropriate by the plan administrator.

Stock Appreciation Rights. Stock appreciation rights may be granted independent of or in tandem with any option under the Plan. The strike price of a stock appreciation right is determined by the plan administrator, but as a general rule will not be less than the fair market value of our common stock on the date of grant. The strike price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the option. A stock appreciation right generally entitles the holder to receive, on settlement, the excess of the fair market value of a share of our common stock on the date of exercise over the strike price, multiplied by the number of shares for which the right is exercised. Payment may be made in cash, delivery of stock or a combination of cash and stock as determined by the plan administrator. Unless otherwise provided in an award agreement, each stock appreciation right will vest and become exercisable in annual installments over a four-year period beginning on the date of grant. Stock appreciation rights may be subject to other terms and conditions (which may be based on performance or other criteria) deemed appropriate by the plan administrator.

Restricted Stock and Restricted Stock Units. Restricted stock awards or restricted stock units may be granted under the Plan. A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to forfeiture or other terms and conditions (which may be based on performance or other criteria) imposed by the plan administrator. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the company’s possession until all applicable restrictions have lapsed. A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value of a specified number of shares of our common stock as of a specified date, subject to any vesting or other restrictions deemed appropriate by the plan administrator. Restrictions on restricted awards may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the plan administrator. Unless otherwise provided in the award agreement, the restricted period for a restricted award will be a four-year period beginning on the date of grant over which the restricted award will vest with respect to 1/4 of the award on each anniversary of the date of grant. If a participant terminates employment or services during the restricted period, then any unvested restricted award will be forfeited except as otherwise provided in the award agreement. The plan administrator may waive any restrictions or forfeiture conditions relating to a restricted award. Restricted stock units will be settled at the time designated by the plan administrator in the award agreement, in the form of cash or shares of common stock, or in a combination of both, as provided by the plan administrator in the award agreement.

Performance Awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the plan administrator; provided, however, that any performance period must be at least one fiscal quarter in length.

Performance goals under the Plan will be based on one or more of the following performance criteria, but not limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital; (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) improvements in capital structure; (xii) budget and expense management; (xiii) productivity ratios; (xiv) economic value added or other value added measurements; (xv) share price (including, but not limited to, growth measures and total stockholder return); (xvi) expense targets; (xvii) margins; (xviii) operating efficiency; (xix) working capital targets; (xx) enterprise value; (xxi) safety record; (xxii) completion of acquisitions or business expansion, (xxiii) reserve growth, (xxiv) reserve replacement, (xxv) production growth, (xxvi) finding and development costs, (xxvii) drilling programs commenced, (xxviii) drillable prospects, capabilities and critical path items established, (xxix) acquisition cost efficiency, (xxx) acquisitions of oil and gas interests and (xxxi) third-party capital sourcing. Performance goals may be used on an absolute or relative basis to measure the performance of the Company and/or an affiliate as a whole or any division, business unit or operational unit of the Company and/or an affiliate or any combination thereof, or as compared to the performance of a group of comparable companies, or published or special index, or as compared to various stock market indices.

The maximum amount covered by the performance awards that may be granted to any one participant for a performance period (excluding any options or SARs) is 165,000 shares of our common stock in the case of performance share awards and $500,000 in the case of performance cash awards.

Adjustments in Capitalization. The Plan provides that in the event of certain corporate events or changes in our common stock, the awards granted, the exercise price of options and stock appreciation rights, the number of shares available under the Plan and the maximum number of shares that may be granted under awards to any one participant in a one year period will be equitably adjusted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award.

Change in Control and Other Corporate Transactions. The Plan provides that in the event of a change in control transaction or other corporate transaction such as a dissolution or liquidation of our company, or any corporate separation or division, the plan administrator may, in its sole discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding award and pay to the holders thereof, in cash or stock, or any combination thereof, the values of the awards based on the price per share of common stock received or to be received by stockholders of the Company in the event. In the case of any stock option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the event, the plan administrator may cancel the stock option or SAR without the payment of consideration thereof.
Clawback. Any award granted under the Plan that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). The Board intends to consider developing a formal clawback policy that would apply prospectively to named executive officers.

Equity Compensation Plan Information

The following table gives information about our securities that may be issued under our equity compensation plans as of June 30, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding Options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders:
Outstanding options		$—
Outstanding contingent rights to shares	200,000	$—
Total	200,000	$—	390,489
Equity compensation plans not approved by security holders	—	$—	—
Total	200,000	$—	390,489

(1) In December 2016, the Company adopted the Plan, which authorized the issuance of 1,100,000 shares of common stock. As of June 30, 2020, the Company has granted 709,511 awards under the Plan and 390,489 shares of common stock remain available for future grants.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment. “Broker non-votes” and abstentions will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers (sometimes referred to as the "say-on-pay proposal"). Accordingly, you may vote on the following resolution at the meeting:
"Resolved, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement relating to the Company's 2020 annual meeting, is hereby approved."
This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As described in detail under "Compensation Discussion and Analysis" our compensation program is designed to attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience. To do this we offer a compensation package that recognizes individual and company performance. Elements of this compensation package include base salary, annual cash incentives and long-term equity incentives. Our compensation package is meant to provide incentives and maximize stockholder value by:
    (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders and link such compensation more closely to performance;
(ii) structuring annual incentive compensation to be contingent upon the achievement of performance measures, and
(iii) designing each component of executive compensation to be competitive with the compensation practices of our oil and gas industry peer companies.
Historically and for fiscal year 2020, the structure of our executive compensation is the same structure as provided to all employees.We have adopted this compensation philosophy because we believe that it is critical for our continued success, the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. For fiscal year 2021, the structure for executive compensation is being reevaluated and may be different than all other employees. Stockholders are encouraged to read the section of this proxy statement titled "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosure.
Vote Required
The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote "FOR" or "AGAINST" or abstain from voting.
        The Board of Directors recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled "Compensation Discussion and Analysis," the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

CORPORATE GOVERNANCE
Meetings of the Board of Directors and Committees
Board of Directors
The property, affairs and business of our company are under the general supervision of our Board of Directors as provided by the laws of the State of Nevada and our Bylaws. We have separately designated standing Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors. The Audit Committee was established in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the requirements of the NYSE American. During fiscal year 2020, the Board of Directors met nine times. Each director, during the period for which he or she was a director in fiscal year 2020, attended 100% of the meetings of the Board of Directors and of the of meetings held by all committees of the Board on which such director served.
Director Independence
The Board of Directors affirmatively determines the independence of each director in accordance with the NYSE American rules and listing standards. The Board has determined that Messrs. William E. Dozier, Edward J. DiPaolo, Kelly W. Loyd, and Ms. Marran H. Ogilvie each qualify as independent non-employee directors with no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Mandatory Retirement Age for Directors
On June 13, 2018, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, adopted a policy that directors shall generally be of age less than seventy-five (75). Once a director of the Board reaches the age of seventy-five (75), that director will no longer be eligible to stand for re-election. This limitation may, however, be specifically waived by unanimous vote of the disinterested members of the Board, as appropriate and in the best interests of the Corporation in any case. In such case, the Board shall specify the age at which such director shall not be able to stand for re-election.
Audit Committee
The Board of Directors has directed the Audit Committee to meet periodically with our management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss our financial statements, recommend to our Board the independent auditors to be retained, and receive and consider the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee's functions are further described under the heading "Audit Committee Report". A copy of the written charter adopted by the Board of Directors for the Audit Committee and currently in effect is included on our website, http://www.evolutionpetroleum.com/governance-overview.html.
The Audit Committee is currently composed of Ms. Ogilvie, Chairman, and Messrs. DiPaolo and Dozier. Each member of the Audit Committee is "independent" under the standards for audit committee members for companies listed on the NYSE American. Each member of the Audit Committee also satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. The Board has determined that Ms. Ogilvie qualifies as an "audit committee financial expert" as defined under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933. The Audit Committee met four times during fiscal year 2020.
Compensation Committee
The Compensation Committee is authorized to review and recommend annual salaries, short-term and long-term incentive bonuses for our executive officers and has the authority to recommend to the Board of Directors the recipients of options and stock awards, the time or times at which options and stock awards shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock plan. In particular, the Compensation Committee recommends to the full Board the compensation of our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee has the authority to engage independent compensation consultants and legal advisers when determined by the Committee to be necessary or appropriate. The members of the Compensation Committee currently consist of Mr. Dozier, Chairman, Mr. DiPaolo and Mr. Loyd. A copy of the written charter adopted by the Board of Directors for the Compensation Committee and currently in effect is included on our website, http://www.evolutionpetroleum.com/governance-overview.html. All members of the Compensation Committee are "independent" under the standards for Compensation Committees for companies listed on the NYSE American. The Compensation Committee met three times during fiscal year 2020.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, the current members of which are Mr. DiPaolo, Chairman, and Mr. Loyd and Ms. Ogilvie, is responsible for identifying, screening, and recommending qualified candidates to serve on our Board of Directors. A copy of the written charter adopted by the Board of Directors for the Nominating and Corporate Governance Committee and currently in effect is included on our website, http://www.evolutionpetroleum.com/governance-overview.html. Pursuant to its charter, the Nominating and Corporate Governance Committee is directed, among other things, to: determine desired board skills and attributes; actively seek individuals whose skills and attributes reflect those desired; evaluate and propose nominees for election to the Board of Directors; review the slate of directors who are to be re-nominated to determine whether they are meeting the Board's expectations of them; annually review committee chairs and membership and recommend any changes to the Board; and periodically consider and make recommendations to the Board regarding the experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. Each of Messrs. DiPaolo, Loyd, and Ms. Ogilvie is "independent" as defined in the standards for companies listed on the NYSE American.
It is the Nominating and Corporate Governance Committee's policy to consider recommendations for the nomination of directors submitted by our stockholders. All such stockholder nominating recommendations must be in writing, addressed to the Nominating and Corporate Governance Committee, care of the Corporate Secretary at Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Stockholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Nominating and Corporate Governance Committee to consider, to the Corporate Secretary no later than 120 days prior to the date of the notice of annual meeting released to stockholders in connection with such year's annual meeting. The stockholder's nomination notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act , business address and residence address of the person; and (b)  the class and number of shares of our capital stock beneficially owned by the person; and (ii) as to the stockholder giving the notice: (a) the name and address of the stockholder; and (b) the class and number of shares of our capital stock beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.
The Nominating and Corporate Governance Committee has determined that, at a minimum, nominees for directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a Board representing diverse experience in areas that are relevant to the Company's business activities. directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the Board for an extended period of time. In keeping with U.S. public company governance trends, and for the long-term vitality and renewal of the Company’s Board, the Company has adopted a director retirement policy that limits the service of any one director to the Company shall be generally age limited. In this regard, once a Director of the Board reaches the age of seventy-five (75), that director will no longer be eligible to stand for re-election. This limitation may, however, be specifically waived by unanimous vote of the disinterested members of the Board, as appropriate and in the best interests of the Company in any case. In such case, the Board shall specify the age at which such director shall not be able to stand for re-election.
Prior to nominating a candidate for election to the Board, the Nominating and Corporate Governance Committee will review the qualifications of each candidate. The committee considers diversity in business and professional experience, education, and background that can benefit us by increasing the range of skills and perspectives available to our Board of Directors. Members will be selected without regard to race, gender, religious belief, ancestry, national origin or disability. Our Board of Directors believes that adherence to these principles will provide an environment and practices that will yield the best return for our stockholders.
Final candidates may be interviewed by the Company's Chairman of the Board and one or more other committee members. The Nominating and Corporate Governance Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information.
In determining whether to nominate an incumbent director for reelection, the Nominating and Corporate Governance Committee will evaluate each incumbent's continued service, in light of the Board's collective requirements, at the time such director comes up for reelection.

In determining whether to include a stockholder nominee in the Board's slate of nominees, the Nominating and Corporate Governance Committee will consider all information relevant in their business judgment to the decision of whether to nominate the particular candidate for a Board seat, taking into account the current composition of the Company's Board.
In addition to the foregoing, stockholders may nominate directors for election without consideration by the committee so long as we are provided with proper notice of such nomination, which notice includes all the information required pursuant to Regulation 14A under the Exchange Act including the consent to serve as a director. The Nominating and Corporate Governance Committee met two times during fiscal year 2020.
Investment Committee
On October 2, 2019, the Board of Directors formed an Investment Committee consisting of Mr. Kelly W. Loyd, Mr. William E. Dozier and Mr. Robert S. Herlin, with Mr. Loyd appointed as Chairman. The primary purpose of the committee is to advise management and provide oversight regarding strategic investments. The Investment committee met five times during fiscal year 2020.
Annual Meeting Attendance
We do not have a formal policy requiring members of our Board of Directors to attend annual meetings of our stockholders. Four directors, Messrs. Herlin, DiPaolo, Dozier and Ms. Ogilvie attended our 2019 annual meeting of stockholders.
Leadership Structure of the Board
As prescribed by our bylaws, the Chairman of our Board of Directors has the power to preside at all meetings of the Board. Robert S. Herlin currently serves as the Chairman of our Board of Directors. The Board of Directors created the position of Lead Independent director in 2012 and following each annual meeting thereafter, has elected Mr. DiPaolo to serve as Lead Independent director until the next meeting of the Board of Directors following the annual meeting.
As of January 1, 2016, Mr. Herlin relinquished his role as Chief Executive Officer, and through May 31, 2018 our Chief Executive Officer and Chairman of the Board were held by separate individuals. Since the appointment of of our new Chief Executive Officer, Mr. Jason E. Brown, as of July 10, 2019, our Chief Executive Officer and Chairman of the Board are again held by separate individuals. We believe that Mr. Herlin's extensive industry experience, financial acumen and direct involvement in our operations make him best suited to continue serve as our Chairman of the Board in order to (i) lead the Board in productive, strategic planning, (ii) determine necessary and appropriate agenda items for meetings of the Board with input from both our independent directors and management, and (iii) determine and manage the amount of time and information devoted to discussion and analysis of agenda items and other matters that may come before the Board. Our Board leadership structure also fosters strong oversight by our independent directors, with Mr. DiPaolo currently serving as our Lead Independent director. Mr. Herlin is a former member of management who serves on the Board, and is therefore not currently eligible to be independent. Otherwise, all of the other directors are fully independent. Each of the committees of the Board is comprised of and chaired by independent directors.
Meetings of Non-Management Directors
Our Board members regularly meet in executive session outside the presence of management, generally at each Board meeting. These executive sessions may be attended by our outside legal counsel as requested by the non-management Board members.
Risk Oversight
The Audit Committee discusses with management, the independent auditors and the independent internal auditing consultant, the Company's major financial risk exposures (including potential or pending litigation) and steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. The Board has oversight of our risk management. The Board's role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to us, including but not limited to operational, financial, personnel, information technology (including cyber security), environmental, legal and regulatory, strategic and reputational risks. The full Board receives these reports to enable the Board to understand our risk identification, risk management, and risk mitigation strategies. The Board also makes risk management an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing us.

Compensation Committee Interlocks and Insider Participation
Messrs. Dozier, DiPaolo and Loyd served on the Compensation Committee of the Board during fiscal year 2020. None of the members of the Compensation Committee were at any time during the last fiscal year an officer or employee of the Company. None of the Company's executive officers serve as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.
Transactions with Related Parties
The Company has adopted policies and procedures for approval of related party transactions (a "transaction"), which is set forth in our Code of Business Conduct and Ethics. The Audit Committee and the Board of Directors is responsible for approving and negotiating the terms of such proposed transaction. If a transaction involves a corporate opportunity, such opportunity must have been rejected by the Board after which the Board has the authority to approve or disapprove of the pursuit of the rejected corporate opportunity by the individual who wishes to pursue it.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. It covers all areas of professional conduct, including but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Evolution's business.
Confidential and anonymous reports of suspected or actual violations of our Code of Ethics should be directed to our Compliance Officer, Mr. David Joe, either by writing to him at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, or by calling him at (713) 935-0122. Reports of such violations would include, among other things:
•accounting practices, internal accounting controls, or auditing matters and procedures;
•theft or fraud of any amount;
•insider trading;
•performance and execution of contracts;
•conflicts of interest;
•violations of securities and antitrust laws; and
•violations of the Foreign Corrupt Practices Act.
You can access the latest copy of our Code of Business Conduct and Ethics on our website, http://www.evolutionpetroleum.com/governance-overview.html. Or, to obtain a copy of Evolution's Code of Business Conduct and Ethics, without charge, any person may submit a written request to Evolution Petroleum Corporation, c/o Corporate Secretary, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079.
Legal Proceedings
Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in a material proceeding adverse to the Company.
Stockholder Communications with the Board
Any stockholder can communicate with all directors or with specified directors by sending correspondence to our Corporate Secretary at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. All such letters will be forwarded to the entire Board or to the director(s) specified by the stockholder.

COMPENSATION OF DIRECTORS
We believe that attracting and retaining qualified non-employee directors is critical to our future value, growth and governance, and that providing a total compensation package between the market 50th and 75th percentiles of our peer group is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a portion of the total compensation package to be equity-based to align the interests of our directors with our stockholders.
Our non-employee directors receive compensation for serving on the Board and for serving as committee members. The compensation plan for our non-employee directors constitutes a cash base retainer of $50,000 per year, plus meeting fees of $1,500 per day for Board and committee meetings attended in person and $1,000 per day for those meetings attended by video or telephone, capped by a maximum of two meetings fees per day. Additional cash retainers are paid per annum for chairman of committees as follows:

Chairman of the Board	$55,000
Audit Committee Chairman	$18,000
Compensation Committee Chairman	$12,000
Nominating & Corporate Governance Committee Chairman	$12,000
Investment Committee Chairman	$12,000
In addition to the cash retainers and fees, the outside directors receive a payment of restricted stock with a fair market value of $60,000 per annum awarded as of the date of each annual stockholders meeting. These shares of restricted stock vest at the earlier of one year from the date of grant or the date of the next annual meeting. We also reimburse our non-employee directors for any direct expenses they incur in their capacity as directors, generally limited to travel costs related to attending Board and committee meetings.
The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended June 30, 2020.

Name	Fees Earned or Paid in Cash (1)	Stock (2) Awards	All Other Compensation (3)	Total
Edward J. DiPaolo	$84,500	$60,000	$3,242	$147,742
William E. Dozier	$88,500	$60,000	$3,242	$151,742
Robert S. Herlin	$121,500	$60,000	$3,673	$185,173
Kelly W. Loyd	$78,000	$60,000	$3,242	$141,242
Marran H. Ogilvie	$89,000	$60,000	$3,942	$152,942
(1)Includes annual cash retainer fee, Board and committee meeting fees, and committee chair fees for each non-employee director during fiscal year 2020. During the fiscal year 2020, there were nine meetings of the Board of Directors, six meetings of the Audit Committee, three meetings of the Compensation Committee, two meetings of the Nominating and Corporate Governance Committee, and five meetings of the Investment Committee.

(2)Reflects the aggregate grant date fair value of restricted stock awards granted under our stock plan during fiscal year 2020 computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Form 10-K for the year ended June 30, 2020 for additional details. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the day preceding the grant date, which was $5.32 per share on December 9, 2019. The value ultimately realized by the director may or may not be equal to this determined value. These restricted stock awards vest will in full on the earliest of December 10, 2020, or the date of the 2020 annual meeting of stockholders of the Company.

(3)Represents cash dividends paid on unvested stock beneficially owned.

Director Outstanding Equity Awards at Fiscal Year End 2020

	Option Awards				Stock Awards
Director	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#) (1)	Market value of shares that have not vested ($) (2)
Edward J. DiPaolo	—	—	—	—	11,279	$31,581
William E. Dozier	—	—	—	—	11,279	$31,581
Robert S. Herlin	—	—	—	—	11,279	$31,581
Kelly W. Loyd	—	—		—	11,279	$31,581
Marran H. Ogilvie					11,279	$31,581

(1)These awards of restricted stock vest in full on the earliest of December 10, 2020, or the date of the 2020 annual meeting of stockholders of the Company.

(2)Represents the fair market value of equity awards not currently vested as of June 30, 2020, using a closing stock price of $2.80 per share on June 30, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2020 (except as otherwise indicated) by (1) each person who is known by us to beneficially own more than five percent of our common stock (based solely on our review of SEC filings); (2) each of our directors; (3) our director nominee; (4) each of the named executive officers listed in the summary compensation table below under the caption "Executive Compensation"; and (5) all executive officers and directors as a group. Shares of common stock that are subject to outstanding options, warrants or contingent restricted stock that are presently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage ownership of the holder of the options and warrants, but not for any other. The number of shares beneficially owned by a person also includes restricted shares held by such person. Except as otherwise indicated in the footnotes, the owners listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable, and the address of each beneficial owner listed on the table is in care of our Company.

Name of Beneficial Owner	Shares	Percent of Shares Outstanding (1)
Directors and Executive Officers:
Edward J. DiPaolo (2)	234,220	*
William E. Dozier (3)	159,607	*
Robert S. Herlin (4)	1,732,098	5.2%
Kelly W. Loyd (5)	65,572	*
Marran H. Ogilvie (6)	47,946	*
Jason E. Brown (7)	135,003	*
David Joe (8)	333,628	1.0
All current executive officers and directors as a group (seven persons)	2,708,074	8.2%
5% or more Stockholders:
BlackRock, Inc. (9)	3,656,210	11.1%
ArrowMark Colorado Holdings LLC (10)	2,551,659	7.7%
Renaissance Technologies LLC (11)	2,385,172	7.2%
* Less than 1%

(1)Based on 32,953,837 shares outstanding on September 30, 2020.

(2)Includes (i) 222,941 shares of common stock directly held by Mr. DiPaolo; and (ii) 11,279 shares of restricted common stock, with restrictions to lapse on or before December 10, 2020.

(3)Includes (i) 148,328 shares of common stock directly held by Mr. Dozier; and (ii) 11,279 shares of restricted common stock, with restrictions to lapse on or before December 10, 2020.

(4)Includes (i) 1,720,819 shares of common stock directly held by Mr. Herlin (of which 920,000 shares are held in a family limited partnership in which Mr. Herlin has full beneficial interest); and (ii) 11,279 shares of restricted common stock, with restrictions to lapse on or before December 10, 2020.

(5)Includes (i) 54,293 shares of common stock directly held by Mr. Loyd and (ii) 11,279 shares of restricted common stock, with restrictions to lapse on or before December 10, 2020. Mr. Loyd is employed by JVL Advisors, LLC, an entity controlled by Mr. John Lovoi. Mr. Loyd is not an affiliate of, and does not have beneficial ownership of any shares beneficially owned by JVL Advisors, LLC or Mr. Lovoi.

(6)Includes (i) 36,667 shares of common stock directly held by Ms. Ogilvie and (ii) 11,279 shares of restricted common stock, with restrictions to lapse on or before December 10, 2020.

(7)Includes (i) 25,861 shares of common stock directly held by Mr. Brown and (ii) 109,142 shares of restricted common stock, which contain service-based and performance-based restrictions which may vest or lapse on various dates through September 2022.

(8)Includes (i) 283,104 shares of common stock directly held by Mr. Joe and (ii) 50,524 shares of restricted common stock which contain service-based and performance-based restrictions which may vest or lapse on various dates through September 2022.
(9)All information in the table and in this disclosure with respect to BlackRock, Inc. is based solely on the Form 13F-HR filed with the SEC on August 14, 2020, for the period ending June 30, 2020. According to the filing, BlackRock, Inc, through one or more subsidiary companies, is the beneficial owner of 3,656,210 shares of the common stock and has sole voting power over 3,304,262 of such shares beneficially owned. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(10)All information in the table and in this disclosure with respect to ArrowMark Colorado Holdings LLC is based solely on Form 13F-HR filed with the SEC on August 14, 2020. According to the filing, ArrowMark Colorado Holdings LLC is beneficial owner of 2,551,659 shares of common stock of the Company, and has sole voting power over the shares beneficially owned. The address for ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(11)All information in the table and in this disclosure with respect to Renaissance Technologies LLC is based solely on the Form 13F-HR filed with the SEC on August 13, 2020, for the period ending June 30, 2020. According to the filing, Renaissance Technologies LLC is the beneficial owner of 2,385,172 shares of common stock of the Company, and has sole voting power over the shares beneficially owned. The address for Renaissance Technologies, LLC is 800 Third Avenue, New York, NY 10022.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this proxy statement.
Respectively submitted by the Compensation Committee:
Mr. William E. Dozier, Chairman
Mr. Edward J. DiPaolo
Mr. Kelly W. Loyd

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis is provided to assist the reader in understanding the Company's compensation programs. It is intended to explain the philosophy underlying the Company's compensation strategy and the fundamental elements of compensation paid to the Company's Chief Executive Officer ("CEO") and other named executive officers whose compensation is reported in the summary compensation table. This compensation discussion and analysis is organized as follows:
I.Executive Summary
II.Objectives and Key Considerations of Our Compensation Programs
III.Roles in the Decision-Making Process
IV.Items the Compensation Committee Considers When Making Compensation Decisions
V.Elements of Our Compensation Program for Fiscal Year 2020
VI.Employment Agreements and Severance Arrangements
VII.Other Compensation Policies Affecting the Named Executive Officers
I.     Executive Summary
The Company's compensation programs are designed to incentivize the named executive officers to build meaningful stockholder value over the long-term. Our primary strategy to achieve alignment between stockholders and the named executive officers has been to provide a substantial portion of the named executive officers' compensation in the form of long-term equity incentives. This strategy has complemented the life cycle of the Company, which as a relatively young organization has delivered a significant portion of employee compensation through the use of equity-based awards, thus aligning employees' interests with those of the Company's stockholders and conserving cash to invest in operations. The Compensation Committee continues to believe that share ownership by the named executive officers is an essential aspect of linking the actions and goals of management with the interests of our stockholders.
The Company attracts, retains and motivates the named executive officers also through competitive base salaries and performance-based annual bonuses. For more information on the different elements of compensation paid to the named executive officers during fiscal year 2020, see the section entitled "Elements of Our Compensation Program for Fiscal Year 2020."
As described below, the Compensation Committee takes many factors into consideration when making decisions affecting the compensation of our named executive officers. During fiscal year 2020, the Compensation Committee considered, among other things, the performance of the Company during the year, including the following noteworthy financial and operating achievements:
•Proved oil equivalent reserves at June 30, 2020 were 10.2 MMBOE, a 13% increase from the previous year primarily due to the acquisition of the Hamilton Dome field in November 2019. The Standardized Measure for proved reserves decreased 51% to $62 million, as the acquisition of the Hamilton Dome field was offset by the decrease in the average first day of the month net oil price from $64.54 per barrel of oil and $23.83 per barrel of natural gas liquids at June 30, 2019 to $46.37 per barrel of oil and $9.00 per barrel of natural gas liquids at June 30, 2020.
•We recognized net income of $5.9 million, or $0.18 per diluted common share, our ninth consecutive year of reporting net income.
•Returned to stockholders $10.7 million in cash dividends and $2.5 million through stock repurchases in fiscal 2020.
•Closed the acquisition of non-operating working interest in the Hamilton Dome field on November 1, 2019 which included total proved reserves of 1.47 MMBOE as of June 30, 2020 as estimated by DeGolyer & MacNaughton ("D&M"), an independent reservoir engineering firm.

•Reported $12.4 million of cash flows from operations for the fiscal year ended June 30, 2020. We funded all operations, including $11.8 million of capital spending inclusive of our $9.3 million acquisition of our interest in the Hamilton Dome Field, from internal resources and remain debt free at June 30, 2020.
The compensation programs for our named executive officers are intended to be clear and not overly complicated. The Compensation Committee structures executive compensation to provide a direct link between pay and performance. In an effort to allow all employees, including our named executive officers, to understand how their behavior and actions impact corporate performance, and ultimately their compensation, the Company has adopted an egalitarian approach to compensation whereby every employee in the Company receives grants of equity-based awards and participates in the same incentive compensation program. All employees are measured in part based on the same set of performance goals. Similarly, employee benefits and change in control provisions are the same for all employees, including named executive officers, to foster an atmosphere of teamwork that is focused on achieving a consistent set of objectives, all of which are developed with a singular purpose in mind - to increase stockholder value.

On July 10, 2019, Mr. Jason Brown, age 42, was appointed by the Board of Directors to serve as President and Chief Executive Officer of Evolution Petroleum Corporation and its subsidiaries (the "Company"). He previously was a co-founder of Halcon Resources Corporation where he was Vice President of Corporate Development for four years. Earlier in his career he was employed by RBC Richardson Barr, focused on acquisitions and divestitures, and by Petrohawk Energy as an asset manager. Mr. Brown began his engineering career with the Williams Companies and is a licensed professional engineer. He earned his B.S. degree in chemical engineering from the University of Tulsa and his MBA from the Mendoza School of Business at the University of Notre Dame.

Under his employment arrangement with the Company, Mr. Brown receives an initial base salary of $325,000 and is eligible for an annual short-term incentive award with a target of 100% of his base salary, subject to the achievement of certain performance goals.  Mr. Brown is also eligible for a long-term performance award with a target equal to 150% of this base salary as determined under performance targets set by the Board of Directors.  Contemporaneous with his employment by the Company, Mr. Brown received 48,872 shares of restricted common which vest in three equal amounts on June 30th of 2020, 2021 and 2022. He was also awarded a total of 200,000 performance-based restricted stock units under the 2016 Equity Incentive Plan consisting of four equal tranches, each of which may vest only if its respective stock price requirement is met before the award term expires. Each tranche has a separate stated price requirement and respective vesting will occur only if, before July 1, 2023, the ninety-day trailing average Company stock share price equals or exceeds its tranche price requirement. Mr. Brown receives customary vacation, health insurance, and other benefits available to other employees, is eligible to participate in the Company’s 401(k) plan, and is also covered by the Company’s Change in Control Severance Policy.

II.    Objectives and Key Considerations of Our Compensation Programs
The objectives of the Company's compensation programs for our named executive officers are to attract, retain, and motivate capable individuals who are critical to developing our business plan and executing in key areas that are fundamental to meeting our goals. These three objectives—attraction, retention and motivation—are central objectives and are paramount in the ultimate objective of our compensation programs: to increase stockholder value. As more fully described in Section V—"Elements of Our Compensation Program for Fiscal Year 2020," each element of compensation is utilized to further efforts to aid in attraction, retention and motivation. In general and at this stage of the Company's growth and size relative to its peers, the Company targeted named executive officer compensation to the median peer group total compensation.
The Company has historically considered the above objectives in all material compensation decisions and intends to continue doing so in the future. The Compensation Committee believes that targeting these objectives will result in building a strong management team capable of creating long-term, sustainable growth for stockholders.
III.  Roles in the Decision-Making Process
The primary participants in the decision-making process in matters involving executive compensation are the Compensation Committee, the Board of Directors and the CEO (other than his own compensation). The CEO makes recommendations to the Compensation Committee regarding certain elements of compensation for the named executive officers, other than himself. However, the Compensation Committee makes the final determination on all compensation recommendations to the Board of Directors impacting the named executive officers and certain other members of management. The Compensation Committee also from time to time may engage compensation consultants, who provide benchmark data regarding competitive levels of executive pay as well as compensation trends and best practices within our industry. For fiscal year 2018, the Compensation Committee engaged outside compensation consultants to review levels of executive compensation. Additionally, the committee may use other external resources to gather data, such as SEC filings of other publicly traded oil and gas companies included in our peer group. Since the Company is unusual in that it does not have the same complexity of drilling and field operations as most of the peer companies, the compensation committee uses the peer group comparison data as one factor among many others that it considers.
As described in its charter, the Compensation Committee is tasked with reviewing and making recommendations to the Board of Directors regarding executive compensation and benefit plans and programs. For the named executive officers and certain other members of management, the Compensation Committee makes the final determination as to levels of base salary, annual incentive program targets and payouts, and long-term incentive program targets and grants, subject to Board of Director approval.
IV.    Items the Compensation Committee Considers When Making Compensation Decisions
When making compensation decisions that affect the named executive officers, the Compensation Committee takes a number of items into consideration, which are discussed below. In addition, the Compensation Committee may also find it necessary from time to time to consider other items not specifically listed below.
Market Practices
On a periodic basis, the Compensation Committee reviews trends in executive compensation, both within a group of comparable exploration and production companies (our "peer group") and in the broader energy industry. In addition, the Compensation Committee also considers the relative amount of compensation paid to similar executives within the peer group to establish median levels. In fiscal year 2018, the Compensation Committee engaged Longnecker and Associates to proforma market study to analyze absolute and targeted levels of executive pay, pay mix, long-term incentive vehicle utilization, and annual incentive program targets and structures, utilizing data from proxy statement disclosures as well as published surveys. The consultants also assisted in recalibrating our peer group for fiscal year 2019. The Compensation Committee also used the observations from the internal compensation study as one of many reference points in making compensation decisions for fiscal year 2020.
The peer group for fiscal 2020 was comprised of the following twelve oil and gas companies:
•Abraxas Petroleum Corporation;
•Contango Oil & Gas Company;
•Goodrich Petroleum Corporation;
•Earthstone Energy, Inc;
•Epsilon Energy Ltd.;
•Lilis Energy, Inc.;
•Lonestar Resources US Inc.;
•Mid-Con Energy Partners, LP;
•Panhandle Oil & Gas, Inc.;
•PrimeEnergy Corporation;
•Ring Energy, Inc.; and
•Rosehill Resources, Inc.
Business Environment
As a public company engaged in the acquisition, exploitation and development of oil and natural gas properties we operate in an extremely cyclical industry. In an effort to combat this volatile environment, the Company has maintained an experienced management team that has grown share value in an organic manner without taking on burdensome debt that could constrain future operations. However, financial success is and will continue to be heavily impacted by commodity prices that have experienced extreme volatility over the years.
As discussed in "Elements of Our Compensation Program for Fiscal Year 2020," annual and long-term incentive compensation include objective performance metrics that can be measured in numerical and/or operational terms. However, the Compensation Committee has exercised, and will continue to exercise, a degree of discretion in administering the compensation programs for the named executive officers in order to retain flexibility to take into account and adjust for special or unusual factors, such as commodity price volatility, as well as other factors, including the fact that all of the Company revenue is dependent on the activities of third-party operators. The Compensation Committee believes that this is necessary in order to retain and reward management for efforts that may not immediately translate to specific performance metrics, but that ultimately will drive long-term, sustainable increases in stockholder value. The Compensation Committee recommended to the Board and received approval to revise the compensation structure to become more quantitative and performance based beginning in fiscal year 2015 with a significant portion of compensation at risk, particularly as to long-term incentive pay. This trend has continued into fiscal year 2019 and 2020, and is expected to continue for the foreseeable future.
Consideration of Risk
Our compensation programs have been constructed to provide the named executive officers with incentives to increase stockholder value over the long term, while avoiding excessive risk-taking in the short term. A significant portion of all employees' compensation has and will continue to be paid out over multiple years through equity grants vesting over multi-year periods. In establishing performance goals for compensation programs, the Compensation Committee has utilized a mix of safety, regulatory, operational, and strategic metrics to avoid excessive weight on any single criterion.
The Compensation Committee believes that the Company's executive compensation practices are appropriate to (i) encourage our named executive officers to take appropriate levels of risk; and (ii) create sustained stockholder value over a long period of time.
Review of Say on Pay Advisory Vote
At the 2019 annual meeting, the Company's stockholders had the opportunity to provide an advisory vote on the compensation paid to the named executive officers. Over 97% of the total shares voted at the 2019 annual meeting were cast in favor of the compensation provided to the named executive officers. Accordingly, the Compensation Committee believes these results affirmed broad stockholder support for its approach to executive compensation and did not believe it was necessary to make changes to the named executive officer compensation program for 2020 specifically in response to the advisory vote.
Tax and Accounting Considerations
Prior to 2018, Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), as amended, generally disallowed a tax deduction to public companies for compensation over $1,000,000 paid to a corporation's principal executive officer and the three other most highly compensated executive officers (excluding the principal financial officer), except to the extent that any part of such compensation in excess of $1,000,000 results from qualified performance-based compensation granted under an incentive compensation plan approved by the stockholders. Our 2016 Equity Incentive Plan met these requirements in order to reduce the risk of future disallowance of tax deductions under Section 162(m). However, the amendments to Section 162(m) under the tax reform legislation signed into law on December 22, 2017 repealed this performance-based pay exception. Prior to these amendments, this limitation had not been a significant factor in our financial results and in the deliberations of the Compensation Committee.
V.     Elements of Our Compensation Program for Fiscal Year 2020
As discussed in more detail below, the compensation program during fiscal year 2020 for the named executive officers consisted of the following elements:
•base salary;
•annual performance-based cash incentive awards;
•long-term equity-based compensation (including performance-based stock awards that vest only if Company performance and performance relative to defined peer groups meet predetermined targets, and restricted stock awards that vest based on continued service to the Company); and
•other industry standard benefits, which is also available to all employees.
Base Salary
The base salaries of the named executive officers are the foundation on which all other compensation elements are built. We currently utilize base salary to attract qualified executive talent and retain our senior management team. The Company believes that paying base salaries that are competitive with companies with which we compete for talent is essential to maintaining stability in our leadership. In establishing the named executive officers' base salaries, the Compensation Committee considers the responsibilities and duties of the individual, historical performance, industry experience, overall importance to the Company, and compensation levels at peer companies.
The base salaries of our named executive officers for fiscal year 2020 were reviewed and set by the Compensation Committee. For fiscal year 2020, Mr. Brown's starting salary was set by the Board of Director's at $325,000 as per his offer letter. Mr. Joe's salary was adjusted to $270,300 for a rate of inflation adjustment. For fiscal 2021, base pay for the named executive officers were held flat at existing fiscal year 2020 ending rates. Generally speaking, base salaries for the Company's executive officers are intended to approximate our peer group in the 25th to 50th percentile levels. The following table sets forth the named executive officers' base salaries for the last three fiscal years.

Named Executive Officer	Fiscal Year 2020 Base Salary	Fiscal Year 2019 Base Salary	Fiscal Year 2018 Base Salary
Jason E. Brown (1)	$325,000	n/a	n/a
President & Chief Executive Officer
David Joe	$270,300	$265,000	$250,000
Senior Vice President, Chief Financial Officer & Treasurer
(1) Mr. Brown was appointed President and Chief Executive Officer on July 10, 2019.
Annual Performance-Based Cash Incentive Awards
Each fiscal year, our named executive officers, as well as all other employees of the Company, have the opportunity to earn cash payments under the annual incentive program designed to motivate employees to achieve near-term corporate and individual goals and to align executive and employees' interests with our stockholders' interest. Annual cash incentives are administered in a similar manner and structure for all employees of the Company. Elements of the corporate objectives that drive determination of the annual incentives for the named executive officers are used in deciding cash incentive payouts for all staff. The Compensation Committee considers certain operational and financial metrics based on the Company's performance in determining the annual bonuses for executive officers and staff. Annual incentives are determined using three inputs: the individual performance rating, Company performance relative to the target incentive performance goals, and Company performance relative to the stretch incentive performance goals.
Our performance goals serve as guidelines for our Compensation Committee to ensure that cash awards ultimately reflect the accomplishment of Company objectives. Our Compensation Committee retains the ability to apply discretion to awards based on subjective measures, such as extenuating market circumstances or individual performance and to modify amounts based on safety performance. The Compensation Committee believes that disclosure of certain goals and quantitative targets could result in competitive harm to the Company, thus goals are generally not disclosed publicly.
The Company performance levels for each metric were approved by the Compensation Committee based on the Company's corporate plan, including managing cash flow for capital spending for the CO2 flood project at Delhi, and for the newly acquired asset in Hamilton Dome field, and for returning cash dividends to stockholders, and specified milestones relating to our short-term and long-term strategic objectives, including successful execution of oil and gas property acquisitions, and strict regulatory compliance as a publicly traded registrant listed on a major stock exchange.
Each year, the Compensation Committee considers the CEO's recommendations as to the individual ratings of all employees other than the CEO and ultimately determines each named executive officer's individual rating and ratifies the CEO's ratings of employees other than the named executive officers based on their accomplishment of goals. Once all of the rating components are determined, a composite rating is calculated, with a possible increase to both the individual and Company ratings above if stretch goals are met. The composite rating is multiplied by the target incentive for each employee. The target incentive is defined as a percentage of base salary.
In fiscal year 2020, the target incentive was 100% of base salary for Mr. Brown and 75% of base salary for Mr. Joe. Each executive's annual bonus opportunity ranged from 50% to 100% of target depending on the actual level of Company performance versus the operational and financial metric targets and consideration of each individual's achievements and performance during the year. Additionally there was up to a 25% stretch performance payout that could be achieved based on exceptional company performance and/or exceptional employee performance. In fiscal year 2020, achievement of a substantial transaction or acquisition was not achieved. Of the remaining 60% target balance, the Company achieved approximately 42% of the remaining targets. These results were further adjusted due to current economic conditions. Based on the factors explained above, the incentive payments to the named executive officers for fiscal year 2020 are shown in the chart below, and are included in the "Bonus" column of the "Summary Compensation Table" for 2020.

Named Executive Officer	Target Payout	Actual Payout	% of Target
Jason E. Brown
President and Chief Executive Officer	$325,000	$28,438	9%
David Joe	$202,725	$12,670	6%
Senior Vice President, Chief Financial Officer & Treasurer
Long-Term Incentives
We utilize a Long-Term Incentive ("LTI") plan to award restricted shares as a compensation vehicle that we believe aligns the interests of our officers and all other employees with stockholders. The Compensation Committee believes that delivering a significant portion of total compensation in the form of long-term incentives that vest over a period of several years acts to retain our management team over the long-term and motivates them to engage in activities that will promote sustainable increases in the price of our stock. Primarily through long-term incentive grants, our named executive officers and directors have accumulated significant share ownership, with current beneficial ownership totaling approximately 8% of outstanding common shares. In addition, all employees, including the named executive officers, are more fully aligned with stockholders as a result of our stock retention policy, which is described in more detail in the section "Other Compensation Policies Affecting the Named Executive Officers."
All employees of the Company are generally granted restricted shares on an annual basis, following completion and acceptance of the annual independent engineering reserve report and year-end financial statement audit.
In general, the size of the restricted share grants for all employees, including the named executive officers, was determined by considering two factors—individual LTI Targets and an overall corporate multiplier, which was determined based on Company performance during the trailing fiscal year. Following the end of the fiscal year, generally in September, the Compensation Committee, utilizing input and a recommendation from the CEO, an assessment of overall corporate performance. The overall corporate performance multiplier is then multiplied by each employee's individual LTI target to determine the value of the restricted stock grant.
For fiscal year 2020, the Compensation Committee and the Board approved a long-term incentive ("LTI") structure that is weighted (66.7%) towards quantitative and performance based targets, and the balance is time based vesting (33.3%), with expiration and measurement dates over the next three years, or June 30, 2022.
Performance Shares
Based on the target award opportunity for each named executive officer, on December 10, 2019, Messrs. Brown and Joe were awarded 57,421 and 32,037 performance-based shares, respectively. The performance period for both performance grants is from July 2019 to June 30, 2022.
    The Company has granted performance shares which may vest at various times during multiple years from the date of grant based on the achievement of various performance metrics, including targets for (1) multi-year stock price appreciation and (2) multi-year annual total stockholder return ("TSR") compared to a defined peer of small-cap exploration and production companies. Vesting of awards occurs at the end of the fiscal year in which the performance goals are achieved and/or at the end of predetermined TSR measurement periods.
Stretch Performance. In fiscal year 2020, there were no stretch performance targets set in the administration of the LTI program.
In general, there may be a stretch performance component whereby an additional 50% of specific target performance awards can be earned if the defined performance metric is greatly exceeded. Such shares are considered contingent shares and are not awarded at the date of grant.
Service-based awards
For fiscal year 2020, 33.33% of the LTI award for each named executive officer is based on continuous employment over the next three years from date of grant. Based on the target opportunity, 28,710 and 16,020 shares were granted to Messrs. Brown and Joe, respectively.

The following table sets forth the total target LTI awards granted to each of the named executive officers during fiscal year 2020:

Named Executive Officer	Target % of FY20 Base Pay	Individual LTI Grant	Number of Target Restricted Shares (1)	Maximum Number of Total Performance Shares (2)
Jason E. Brown	150%	$487,500	86,131	57,421
President and Chief Executive Officer
David Joe	100%	$270,300	48,057	32,037
Senior Vice President, Chief Financial Officer & Treasurer
(1) Based on grant value divided by the closing market price of our common stock on the November 4, 2019, or $5.66 as fixed by the Board resolution.
(2) Performance shares may vest only after satisfying a two year minimum service period and after achievement of various performance metrics.
For fiscal years 2018 through 2020, the Company awarded the following amounts of securities to employees and directors:

Fiscal Year	Sign-on Stock Awards	Stock Options	Stock Awards (a)	Total Awards (b)	Common Shares Outstanding (c)
2020	48,872	—	212,750	261,622	32,953,837
2019	8,088	—	102,894	110,982	33,033,134
2018	38,752	—	98,155	136,907	33,080,543
(a) Reflects target restricted stock awards and excludes contingent restricted stock awards of 200,000 shares for fiscal year ended June 30, 2020.

(b) As employees turnover and employment separation, a portion of these awards may be forfeited if they are unvested at time of separation, absent an agreement stating otherwise.

(c) As of September 30 of the fiscal year noted.
Benefits
The Company provides benefits to the named executive officers that are the same as those provided to all employees, entitling them to dollar-for-dollar matching cash contributions pursuant to a 401(k) Plan (up to 6% subject to certain limits), life insurance, accidental death and dismemberment insurance, medical benefits, and short-and long-term disability premiums paid by the Company. The value of these benefits is included in the summary compensation table in the column "All Other Compensation."
The Company does not sponsor a defined benefit pension plan or any non-qualified deferred compensation plans. Company policy prohibits loans to named executive officers and they receive no perquisites.
VI.   Employment Agreements and Severance Arrangements
Employment Agreements
There are no employee agreements for named executive officers.
Severance Arrangements
All of our employees, including the named executive officers, are covered by the Evolution Petroleum Corporation Severance Policy for Change in Control Events ("CIC Policy"), which was adopted by the Compensation Committee in August 2010. In the event a named executive officer is entitled to benefits under an employment agreement and the CIC Policy, the greater benefit will prevail. Under the terms of the CIC Policy, a change in control event is defined as (i) the sale of all, or substantially all, of the corporation's assets with the intent to distribute the proceeds to stockholders; (ii) entry by the Company into a material definitive agreement for a merger or sale of the corporation with or into another entity in which the majority of the Board of Directors will change; or (iii) one or more affiliated entities or persons acquire common stock sufficient to collectively own or control forty percent (40%) of outstanding common stock. Prior to the closing on a change in control event that is pending, the CIC Policy provides that 50% of all unvested stock options, warrants and restricted stock held by employees and directors will accelerate vesting, with the remaining 50% being replaced with securities of equivalent value having a vesting term no longer than the awards which they replaced. In the event of termination by the Company or a constructive termination, the remaining 50% of unvested stock options, warrants and restricted shares would immediately vest. In addition, employees would be entitled to receive one year of base salary, their target annual incentive, and continuation of health, disability and life insurance coverage for a period of twelve months or until the alternative insurance is obtained. Notwithstanding, employees may refuse a portion of their separation payments in order to avoid the imposition of an excise tax under Code section 4999. The Company does not bear any responsibility for the imposition of such excise tax.
VII. Other Compensation Policies Affecting the Named Executive Officers
Stock Retention Policy
In April 2012, the Board of Directors approved and adopted the Evolution Petroleum Corporation Stock Retention Policy for Directors and Employees (the "stock retention policy"). The stock retention policy requires all directors and employees, including the named executive officers, to retain share ownership at specified levels, depending on level of responsibility. The named executive officers must retain a number of shares or equivalent equity awards equal to 60% of the total number of awards received through long-term incentive grants during the trailing three years. Other corporate officers and managers are subject to similar requirements, except the look-back period is two years. For all other employees, the look-back period is one year. In addition, each non-employee director must retain a number of shares or equivalent equity awards equal to 60% of the total number of awards received through long-term incentive grants during the trailing three years, excluding stock awards received in lieu of a cash retainer. Employees and directors have two years from the date of employment or appointment to comply with the stock retention policy. As a result of our substantial reliance on long-term incentives historically, coupled with the stock retention policy, our directors and named executive officers beneficially own approximately 8% of the Company's common stock. Based on stock ownership reports filed with the SEC, all directors and executive officers were in compliance with this stock retention policy as of June 30, 2020.
Timing of Grants and Release of Material Non-Public Information
The Company has historically maintained consistency in the timing of long-term incentive grants to all employees, including the named executive officers. Such grants have typically been made in connection the approval of our fiscal year-end audited financial statements and year-end engineering reserve report by the Audit Committee and the Board of Directors. In certain cases in the past, grants have been delayed until the annual meeting as a result of additional deliberations by the Compensation Committee or other factors. The Company has not in the past timed, nor does it plan to time, the release of material, non-public information to affect the value of executive compensation.
Financial Restatement
The Compensation Committee will, if the need arises, make a determination as to whether and to what extent compensation should be recaptured should there be a financial restatement that affects results utilized to determine incentive compensation.
Trading in the Company's Stock and Derivatives
No employee or director is permitted to execute open market transactions in the Company's securities during any blackout period except as prearranged through an approved 10b5-1 sales trading plan. In addition, the Company believes that none of its named executive officers or directors have entered into derivative transactions linked to the Company's securities.
Executive Officers of the Company
Set forth below is information regarding our executive officers, including their ages, positions with our company and principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of our common stock, see the table and related information provided under the caption "Security Ownership of Certain Beneficial Owners and Management."

For information regarding Robert S. Herlin, Chairman of the Board, see "Proposal 1—Election of Directors."

Jason E. Brown, age 43, was appointed by the Board of Directors to serve as President and Chief Executive Officer on July 10, 2019. Mr. Brown is the founder of LongBow Energy ("LongBow"), a private upstream energy company, for which he has served as president for ten years. While Mr. Brown will continue to retain his passive ownership interest in LongBow, as agreed with the Company, he will not participate in any acquisitions activity for LongBow or any of its clients. He previously was a co-founder of Halcon Resources Corporation where he was Vice President of Corporate Development for four years. Earlier in his career he was employed by RBC Richardson Barr, focused on acquisitions and divestitures, and by Petrohawk Energy as an asset manager. Mr. Brown began his engineering career with the Williams Companies and is a licensed professional engineer. He earned his B.S. degree in chemical engineering from the University of Tulsa and his MBA from the Mendoza School of Business at the University of Notre Dame.

David Joe, age 55, joined Evolution in March 2005 as Accounting Manager. In September 2007, he was promoted to Controller and Corporate Secretary, in January 2014 was promoted to the additional roles of Vice President and Chief Administrative Officer, and on January 1, 2016 was promoted to Senior Vice President, Chief Financial Officer and Treasurer. From 2004 to 2005, Mr. Joe was a Client Manager for a provider of outsourced accounting services to the petroleum industry. In this capacity, Mr. Joe was responsible for managing and executing the complete upstream accounting cycle for multiple clients. Previously, Mr. Joe served 17 years in a wide array of supervisory, accounting and financial analysis positions in the upstream division of the UNOCAL Corporation, an integrated oil company traded on the NYSE. Mr. Joe received his B.B.A. in Accounting from the University of Texas at Austin and is certified as an Accredited Petroleum Accountant® through the Council of Petroleum Accountants Societies.

Summary Compensation Table
The following table sets forth a summary of executive compensation for our named executive officers for the fiscal years indicated.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	All Other Compensation($) (3)	($)
Jason E. Brown (4)	2020	$316,383	$28,438	$487,500	$60,089	$892,410
President & Chief Executive Officer
David Joe	2020	$269,417	$12,670	$272,000	$82,115	$636,202
Senior Vice President, Chief Financial Officer & Treasurer	2019	$255,000	$101,363	$236,069	$82,327	$674,759
	2018	$250,000	$132,188	$95,000	$54,544	$531,732

(1)Bonuses reflect amounts earned based on performance for the fiscal year indicated and accrued into such fiscal year for accounting and income tax purposes. Bonuses are typically paid in September of the subsequent fiscal year.

(2)Represents the grant-date fair value of restricted common stock awards granted during the fiscal year indicated, calculated in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be received by the executive. The assumptions used in calculating these values can be found in the notes to the Company's consolidated financial statements included in the annual reports on Form 10-K for the fiscal years ended June 30, 2020, 2019, and 2018, respectively. The amounts in the table above are generally based on target stock award amounts for each executive, and potentially vests over the next three years. In fiscal year 2018, the compensation committee and board approved a reduced long-term incentive award, all which were service based.

(3)Represents amounts for (i) matching contributions to the 401(k) Plan on each named executive officers' behalf, (ii) health, life, accidental death, dismemberment and short and long-term disability insurance premiums paid by the Company on each named executive's officer's behalf, (iii) payments in lieu of coverage for officers who waive the Company's insurance coverage, (iv) a health savings account subsidy for those who elect a high deductible health plan and (v) dividends paid on unvested restricted stock beneficially owned by the executive. The Company does not reimburse executives for membership in social clubs or other similar perquisites

(4)Mr. Brown was elected and appointed President and Chief Executive Officer on July 10, 2019.

Fiscal Year 2020 Grants of Plan-Based Awards
The following table sets forth information concerning annual incentive awards granted during fiscal year 2020 to each of our named executive officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Named Executive Officer	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares (#)	Grant Date Fair Value of Stock Awards ($) (4)
Jason E. Brown	7/10/2019				48,872	$325,000
Jason E. Brown	12/10/2019		28,710(1)	—	—	$144,698
Jason E. Brown	12/10/2019		28,711(2)	—	—	$104,221
Jason E. Brown	12/10/2019	—	—	—	28,710(3)	$152,737
David Joe	12/10/2019		16,019(1)	—	—	$80,736
David Joe	12/10/2019		16,018(2)	—	—	$58,145
David Joe	12/10/2019	—	—	—	16,020(3)	$85,226
(1) Represents a market-based award based on the trailing three-year annual total stockholder returns compared to a peer group of twelve companies in the oil and gas industry with market capitalization values which are comparable to the Company. The performance period for these performance grants is from July 2019 to June 30, 2022.

(2) Represents a performance based award based on quarterly average stock price that exceeds a preset share price. The performance period for these performance grants is from July 2019 to June 30, 2022.

(3) Represents an award of service-based restricted stock, that vests in three equal annual installments beginning on September 1, 2020, assuming continuous employment throughout the term.

(4) Represents the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718, "Stock Compensation" and is based on the closing price of our common stock on the day prior to the date of grant or other valuation method as disclosed in Note 11 to our consolidated financial statements included in our Form 10-K for the year ended June 30, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information regarding unvested securities outstanding for each named executive officer as of June 30, 2020.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options & warrants (#) exercisable	Number of securities underlying unexercised options & warrants (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option/warrant exercise price ($)	Option/ warrant expiration date	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Jason E. Brown	—	—	—	—	—	118,712	$332,394	57,421	$160,779
David Joe	—	—	—	—	—	75,376	$211,053	49,435	$138,418
(1)    The values were calculated based upon the closing price of our common stock on June 30, 2020, which was $2.80 per share. Unvested restricted stock of service-based shares vest on each of the subsequent three anniversaries from the date of grant. Other restricted shares may vest based on the achievement of performance metrics and market-based targets. Such share totals include the target award amounts and exclude unissued and unvested contingent performance shares units, which represents the right to receive one share of common stock. The number of shares of stock that Mr. Brown could potentially earn is up to a maximum of 200,000 shares, determined by the level of achievement of the performance goals. The performance period for these performance units is from July 10, 2019 to June 30, 2023.

Option Exercises and Stock Vested During Fiscal Year End 2020
The following table provides information about the value realized by the named executive officers on option exercises, vesting of restricted stock, and award payouts during fiscal year 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason E. Brown	—	$—	16,291	$45,289
David Joe	—	$—	35,604	$205,531
Change in Control Policy
In August 2010, the Board of Directors approved an employee severance policy for a change in control event. A "change in control" event is generally defined to include a tender offer, takeover bid, exchange offer or acquisition for forty percent (40%) or more of the Company's outstanding common stock. The policy applies to all employees including named executive officers and provides that in the event of a change in control, employees terminated within one year of the event shall receive severance pay in the amount of one year of base pay and targeted annual discretionary bonus, plus one year continuation of the company's subsidy of health insurance benefits. Pursuant to the Company's plan, the administrator under the plan has provided that in the event of a "change in control," half of all unvested options and stock awards would vest on the date of such "change in control" and the remainder of unvested options and stock awards would vest upon the employee's termination within a year of the "change in control."
The following table shows, as of June 30, 2020, the estimated potential payments and benefits that would be received by our named executive officers based upon a hypothetical termination of employment in each of the circumstances indicated in the table.

Named Executive Officer	Severance Plan Payment(1)	Other Benefits(2)	Fair Market Value of Accelerated Equity Compensation(3)	Total Value
Jason E. Brown
Change in Control	$650,000	$17,088	$332,394	$999,482
Death or Disability	—	—	$332,394	$332,394
David Joe
Change in Control	$473,025	$36,420	$211,053	$720,498
Death or Disability	—	—	$211,053	$211,053
(1)Represents one year of salary and one year of short term incentive bonus, based on the officer's target incentive.

(2)Represents an estimate of the cost to reimburse the executive's contribution to the cost of one year of health insurance benefits provided to the named executive officer based on coverage and contribution rates in effect at June 30, 2020.

(3)The fair market value of accelerated equity awards includes only those awards that were not currently vested as of June 30, 2020, using a closing stock price of $2.80 per share on such date.

STOCKHOLDER PROPOSALS
At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. The Board of Directors may also submit other matters to the stockholders for action at the annual meeting. Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Exchange Act at our next annual meeting of stockholders to be held in 2021 must be received by Evolution Petroleum Corporation no later than July 1, 2021. Only proposals conforming to the requirements of Rule 14a-8 of the Exchange Act that are timely received by the Company will be included in the proxy statement in 2021. Any such proposal should be directed to our Corporate Secretary at our principal executive offices located at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079.

IMPORTANT VOTING INFORMATION
SEC RULES CONCERNING THE ELECTION OF DIRECTORS
Your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.
Your Participation in Voting the Shares You Own Is Important
Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our company's future.
More Information Is Available
If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.
OTHER MATTERS
Miscellaneous
Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.
Annual Report
A copy of the Company's annual report on Form 10-K without exhibits, for the fiscal year ended June 30, 2020 filed with the Securities and Exchange Commission accompanies this proxy statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, Attention: Corporate Secretary.
Householding and Combining Accounts
We may deliver only one proxy statement and annual report to an address shared by multiple stockholders unless we receive contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like an additional copy of this proxy statement and annual report or future copies of proxy statements and annual reports may make a written or verbal request to: Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561, (800) 509-5586.
Similarly, any stockholders sharing an address and currently receiving multiple copies of proxy statements and annual reports may request that only a single copy of a proxy statement and annual report be delivered to them in the future. In addition, any stockholder with multiple accounts (receiving multiple proxy cards) who wishes to consolidate the stockholder's shares into a single account can do so by contacting Continental Stock Transfer at the address and telephone number above.

By Order of the Board of Directors,
/s/ David Joe David Joe Senior Vice President, Chief Financial Officer & Treasurer

Houston, Texas
October 28, 2020

Appendix A

Evolution Petroleum Corporation

First Amendment to 2016 Equity Incentive Plan

THIS AMENDMENT (this “Amendment”) to the Evolution Petroleum Corporation 2016 Equity Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of Evolution Petroleum Corporation, a Nevada corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Evolution Petroleum Corporation 2016 Equity Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 13 of the Plan, the Board may at any time, and from time to time, amend the Plan, with any amendment requiring stockholder approval to be effective only once the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law has been received;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to allocate an additional 2,500,000 shares for awards under the Plan; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:
AMENDMENT

1.    The first sentence of Section 4(i) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment in accordance with Section 11, a total of 3,600,000 (three million, six hundred thousand) shares of Common Stock shall be available for the grant of Awards under the Plan; provided that, no more than 330,000 (three hundred thirty thousand) shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

2.    This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.    Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

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EVOLUTION PETROLEUM CORPORATION

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically by Mobile or over the Internet must be received by 11:59 p.m., Eastern Time, on December 8, 2020.

INTERNET VOTING
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

1. Election of Directors
   - (1) Edward J. DiPaolo
   - (2) William E. Dozier
   - (3) Robert S. Herlin
   - (4) Kelly W. Loyd

   FOR all Nominees listed to the left ☐ **WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left) ☐

3. Approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Approval of an amendment to the Company's 2016 Equity Incentive Plan to increase the number of shares available for issuance by 2,500,000. FOR ☐ AGAINST ☐ ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2020.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Proxy Statement and our 2020 Annual Report to Stockholders are available at http://www.evolutionpetroleum.com/proxymaterials.html

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EVOLUTION PETROLEUM CORPORATION

The undersigned appoints Jason Brown and David Joe, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Evolution Petroleum Corporation, held of record by the undersigned at the close of business on October 16, 2020 at the annual meeting of stockholders to be held at the Company's offices at 1155 Dairy Ashford, Suite 425 Houston, Texas 77079 on Wednesday, December 9, 2020, at 10:00 a.m. (local time), or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2 , 3 AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)